                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                            Merrill Lynch & Co., Inc
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                                         13-2740599
   (State of incorporation or                  (IRS employer identification no.)
         organization)


               World Financial Center
                     North Tower
                  250 Vesey Street
                 New York, New York                             10281
      (Address of principal executive offices)               (zip code)



Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class to be so registered                Name of each exchange on which each class is
 ---------------------------------------                              to be registered
                                                                      ----------------

Medium-Term Notes, Series B                                       American Stock Exchange
0.25% Callable and
Exchangeable Stock-Linked
Notes due
May 10, 2006 (Linked to the
performance of the Common
Stock of Time Warner Inc.)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

     Securities Act registration statement file number to which this form relates: 333-59997 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.  Description of Registrant's Securities to be Registered.

The description of the general terms and provisions of the Medium-Term Notes, Series B 0.25% Callable and Exchangeable Stock-Linked Notes due May 10, 2006 (Linked to the performance of the Common Stock of Time Warner Inc.) to be issued by Merrill Lynch & Co., Inc. set forth in the Pricing Supplement dated April 30, 1999, the Prospectus Supplement dated February 17, 1999 and Prospectus dated July 30, 1998, attached hereto as Exhibit 99(a), are hereby incorporated by reference.

Item 2.  Exhibits.

         99(a) Pricing Supplement dated April 30, 1999, Prospectus Supplement dated February 17, 1999 and Prospectus dated July 30, 1998 (incorporated herein by reference to the Registrant's filing pursuant to Rule 424(b)).

         99(b) Form of Note for Series B 0.25% Callable and Exchangeable Stock-Linked Notes due May 10, 2006 (Linked to the performance of the Common Stock of Time Warner Inc.).

         99(c) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank dated as of October 1, 1993, as amended.*

* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-59997).

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       MERRILL LYNCH & CO., INC.

                                       By:  /s/  Lawrence M. Egan, Jr.
                                            -------------------------
                                                 Lawrence M. Egan, Jr.
                                                 Assistant Secretary
May 6, 1999

                                INDEX TO EXHIBITS

Exhibit No.                                                                             Page No.
-----------                                                                             --------
99(a)               Pricing   Supplement   dated  April  30,  1999,   Prospectus
                    Supplement dated February 17, 1999 and Prospectus dated July
                    30,  1998   (incorporated   herein  by   reference   to  the
                    Registrant's filing pursuant to Rule 424(b)).

99(b)               Form of Note for Series B 0.25%  Callable  and  Exchangeable
                    Stock-Linked   Notes  due  May  10,  2006   (Linked  to  the
                    performance of the Common Stock of Time Warner Inc.).

99(c)               Copy of Indenture  between Merrill Lynch & Co., Inc. and The
                    Chase Manhattan Bank dated as of October 1, 1993, as amended.*

* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-59997).